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PDC ENERGY, INC.
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May 20, 2019

PDC Energy President & CEO Bart Brookman Mails
Letter to Shareholders

Reflects on PDC’s Strong Operational and Financial Performance, and Kimmeridge’s Deeply Conflicted Efforts to Replace Directors on the PDC Board with Less Qualified Candidates

Urges Shareholders to Vote “FOR” All Three of Company’s Nominees on the WHITE Proxy Card

DENVER, May 20, 2019 — PDC Energy, Inc. (“PDC” or “the Company”) (Nasdaq: PDCE) today mailed a letter to shareholders from President and Chief Executive Officer, Bart Brookman, in connection with the Company’s 2019 Annual Meeting of Stockholders (“2019 Annual Meeting”), scheduled for May 29, 2019. PDC shareholders of record as of the close of business on April 1, 2019 will be entitled to vote at the 2019 Annual Meeting.

The full text of the letter is below:

Dear PDC Shareholders,

As the PDC Energy 2019 Annual Shareholder meeting is fast approaching, I feel it is an appropriate time to reflect on the shareholder activism facing our organization. As stockholders in PDC, you have an important decision to make — one that will impact the future of this organization, and the value of your investment. I write to you today regarding this choice, both as a fellow shareholder and as a 14-year executive at this Company who is deeply invested in its long term success.

The last few years have been turbulent for our industry and PDC has been buffeted by challenges that have directly impacted the performance of your investment, including extreme commodity price volatility, unpredictable third party midstream constraints, and an uncertain Colorado political climate. Despite these challenges, the Company has quickly adapted to change and repeatedly prevailed, reflecting our resilient strategy, dedicated people, and best-in-class operations.

PDC’s Board and management team have taken decisive actions to capitalize on our premium assets while positioning the Company for long-term success, all the while regularly soliciting the feedback of our shareholders and responding in concrete ways. We are currently executing a business plan that differentiates PDC from its peers and reflects a focus on financial discipline, free cash flow generation and profitable growth. As demonstrated by our recently authorized share repurchase program, the Company is well positioned to return capital to shareholders in both the near- and long-term. PDC’s momentum and strong operating results underscore the value and potential of our portfolio, as well as our focus on technical excellence. The Board’s commitment to this core strategy stands strong.

At the same time, we have been unwavering in our dedication to responsible and sustainable development. This includes a focus on operating safely and being a responsible member of the communities in which we operate. Respect for the environment and the safety of our employees and communities remains central to PDC’s core values.

It is in this light I share with you my deep concerns regarding Kimmeridge Energy’s efforts to elect three individuals to PDC’s Board, in opposition to the Company’s slate of directors. I have personally known and observed the Kimmeridge leadership for several years. Their constantly changing ideas and criticisms reflect a fundamental lack of understanding of how to run a public E&P company for long-term success. Kimmeridge also erroneously criticized PDC’s operating performance and used misleading information in its materials to shareholders. I can assure you that our leadership team and Board have significant operational and technical expertise that has, and will continue to, improve capital efficiency and drive shareholder returns. Further, Kimmeridge has employed extreme tactics and a polarizing interpersonal approach, which would be destructive throughout the organization. PDC has established an effective and cohesive organization built on technical excellence, hard work, loyalty and dedication, and I believe Kimmeridge’s presence and ideas would severely jeopardize this working environment, the Company as a whole and, most importantly, the value of your investment.

Many of Kimmeridge’s proposals would destroy economic value over time, negatively impact PDC employees, impair our safety programs and threaten the longstanding rapport we have established with regulatory bodies, communities and landowners. Kimmeridge’s short-sighted ideas would be a dramatic step in the wrong direction and would be dangerous for PDC and the communities in which we live and work.

Lastly, Kimmeridge’s board candidates have no significant public board experience, no depth of knowledge in large-scale operational matters, and no familiarity with the Colorado regulatory environment. I also believe that Ben Dell, Kimmeridge’s leader, is primarily focused on pushing PDC to engage in mergers with our competitors, including transactions in which he would be a financial participant. I believe that this, together with possible other economic interests he holds, present serious conflicts of interest. Leading independent proxy advisory firm Glass Lewis agrees that Kimmeridge’s nominees are not compelling for a company of PDC’s scope and scale, and further expressed their concern with Kimmeridge’s, “objectively aggressive recommendations that often fade into more broadly phrased suggestions.”

In stark contrast, I have seen first-hand the considerable experience and thoughtful business approach the PDC Board has taken in governing this Company. Each PDC director is unafraid to make the serious and sometimes difficult decisions necessary to implement our strategy. We have also taken a critical eye to our Board composition. Over the past five years, we have undertaken an aggressive refreshment program, adding four new directors with unique skill sets and backgrounds to ensure that the PDC Board has the diversity of experience necessary to guide an E&P company through the challenges facing our industry. The continued leadership of our Board is critical to the Company’s ongoing success.

For these reasons, I strongly encourage you to protect the value of your investment, and vote the WHITE proxy card FOR all three of your Board’s highly qualified nominees today.

It is an honor to serve as PDC’s President and CEO and as a member of your Board. I feel fortunate to have met and interacted with so many of you, and I thank you for your investment and continued support. I look forward to our ongoing communications and assure you that my commitment to continue making PDC exceptional remains undaunted.

Bart Brookman,

President and Chief Executive Officer

Mr. Brookman’s letter to shareholders can be found at www.votewhiteforPDC.com/letters. Additional materials regarding the Board’s recommendation for the 2019 Annual Meeting can be found at https://votewhiteforpdc.com.

EVERY SHAREHOLDER’S VOTE IS EXTREMELY IMPORTANT,

NO MATTER HOW MANY SHARES ARE OWNED.

Shareholders who have questions or require any assistance voting their shares should contact PDC Energy’s proxy solicitor:

MacKenzie Partners, Inc.

Stockholders may call toll-free: (800) 322-2885

Banks and Brokers may call collect: (212) 929-5500

About PDC Energy, Inc.

PDC Energy, Inc. is a domestic independent exploration and production company that acquires, explores and develops properties for the production of crude oil, natural gas and NGLs, with operations in the Wattenberg Field in Colorado and the Delaware Basin in Reeves and Culberson Counties, Texas. PDC’s operations are focused in the horizontal Niobrara and Codell plays in the Wattenberg Field and in the Wolfcamp zones in the Delaware Basin.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”), Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”) and the United States (“U.S.”) Private Securities Litigation Reform Act of 1995 regarding our business, strategy, the 2019 Annual Meeting, and potential nominees for the board of directors. All statements other than statements of historical fact included in and incorporated by reference into this report are “forward-looking statements.” Words such as expect, anticipate, intend, plan, believe, seek, estimate and similar expressions or variations of such words are intended to identify forward-looking statements herein. Although forward-looking statements contained in this press release reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Forward-looking statements are always subject to risks and uncertainties, and become subject to greater levels of risk and uncertainty as they address matters further into the future. Because such statements relate to events or conditions further in the future, they are subject to increased levels of uncertainty.

Further, we urge you to carefully review and consider the cautionary statements and disclosures, specifically those under the heading “Risk Factors,” made in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the U.S. Securities and Exchange Commission (“SEC”) on February 28, 2019, and other filings with the SEC for further information on risks and uncertainties that could affect our business, financial condition, results of operations and prospects, which are incorporated by this reference as though fully set forth herein. We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this press release or currently unknown facts or conditions or the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement.

ADDITIONAL INFORMATION

PDC has filed a definitive proxy statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for the 2019 Annual Meeting. PDC SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by PDC with the SEC without charge from the SEC’s website at www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents from PDC’s website at http://investor.pdce.com/sec-filings.

CERTAIN INFORMATION REGARDING PARTICIPANTS

PDC, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from PDC’s shareholders in connection with the matters to be considered at the 2019

Annual Meeting. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Contacts:

Investors

Michael Edwards

Senior Director Investor Relations

303-860-5820

michael.edwards@pdce.com

Media

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer / Andrew Siegel

212-355-4449

Dear PDC Shareholders, As the PDC Energy 2019 Annual Shareholder meeting is fast approaching, I feel it is an appropriate time to reflect on the shareholder activism facing our organization. As stockholders in PDC, you have an important decision to make — one that will impact the future of this organization, and the value of your investment. I write to you today regarding this choice, both as a fellow shareholder and as a 14-year executive at this Company who is deeply invested in its long term success. Bart Brookman, President and Chief Executive Officer The last few years have been turbulent for our industry and PDC has been buffeted by challenges that have directly impacted the performance of your investment, including extreme commodity price volatility, unpredictable third party midstream constraints, and an uncertain Colorado political climate. Despite these challenges, the Company has quickly adapted to change and repeatedly prevailed, reflecting our resilient strategy, dedicated people, and best-in-class operations. PDC’s Board and management team have taken decisive actions to capitalize on our premium assets while positioning the Company for long-term success, all the while regularly soliciting the feedback of our shareholders and responding in concrete ways. We are currently executing a business plan that differentiates PDC from its peers and reflects a focus on financial discipline, free cash flow generation and profitable growth. As demonstrated by our recently authorized share repurchase program, the Company is well positioned to return capital to shareholders in both the near-and long-term. PDC’s momentum and strong operating results underscore the value and potential of our portfolio, as well as our focus on technical excellence. The Board’s commitment to this core strategy stands strong. At the same time, we have been unwavering in our dedication to responsible and sustainable development. This includes a focus on operating safely and being a responsible member of the communities in which we operate. Respect for the environment and the safety of our employees and communities remains central to PDC’s core values. Vote the Enclosed WHITE Proxy Card Today “FOR” All Three of PDC Energy’s Highly Qualified Director Nominees

It is in this light I share with you my deep concerns regarding Kimmeridge Energy’s efforts to elect three individuals to PDC’s Board, in opposition to the Company’s slate of directors. I have personally known and observed the Kimmeridge leadership for several years. Their constantly changing ideas and criticisms reflect a fundamental lack of understanding of how to run a public E&P company for long-term success. Kimmeridge also erroneously criticized PDC’s operating performance and used misleading information in its materials to shareholders. I can assure you that our leadership team and Board have significant operational and technical expertise that has, and will continue to, improve capital efficiency and drive shareholder returns. Further, Kimmeridge has employed extreme tactics and a polarizing interpersonal approach, which would be destructive throughout the organization. PDC has established an effective and cohesive organization built on technical excellence, hard work, loyalty and dedication, and I believe Kimmeridge’s presence and ideas would severely jeopardize this working environment, the Company as a whole and, most importantly, the value of your investment. PDC employees, impair our safety programs and threaten the longstanding rapport we have established with regulatory bodies, communities and landowners. Kimmeridge’s short-sighted ideas would be a dramatic step in the wrong direction and would be dangerous for PDC and the communities in which we live and work. Lastly, Kimmeridge’s board candidates have no significant public board experience, no depth of knowledge in large-scale operational matters, and no familiarity with the Colorado regulatory environment. I also believe that Ben Dell, Kimmeridge’s leader, is primarily focused on pushing PDC to engage in mergers with our competitors, including transactions in which he would be a financial participant. I believe that this, together with possible other economic interests he holds, present serious conflicts of interest. Leading independent proxy advisory firm Glass Lewis agrees that Kimmeridge’s nominees are not compelling for a company of PDC’s scope and scale, and further expressed their concern with Kimmeridge’s, “objectively aggressive recommendations that often fade into more broadly phrased suggestions.” Many of Kimmeridge’s proposals would destroy economic value over time, negatively impact In stark contrast, I have seen first-hand the considerable experience and thoughtful business approach the PDC Board has taken in governing this Company. Each PDC director is unafraid to make the serious and sometimes difficult decisions necessary to implement our strategy. We have also taken a critical eye to our Board composition. Over the past five years, we have undertaken an aggressive refreshment program, adding four new directors with unique skill sets and backgrounds to ensure that the PDC Board has the diversity of experience necessary to guide an E&P company through the challenges facing our industry. The continued leadership of our Board is critical to the Company’s ongoing success. For these reasons, I strongly encourage you to protect the value of your investment, and vote the WHITE proxy card FOR all three of your Board’s highly qualified nominees today. It is an honor to serve as PDC’s President and CEO and as a member of your Board. I feel fortunate to have met and interacted with so many of you, and I thank you for your investment and continued support. I look forward to our ongoing communications and assure you that my commitment to continue making PDC exceptional remains undaunted. PDC ENERGY CORE VALUES Bart Brookman, President and Chief Executive Officer

PROTECT THE VALUE OF YOUR INVESTMENT — VOTE THE WHITE PROXY CARD TODAY If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor listed below: Call Collect: 212.929.5500 Toll-Free: 800.322.2885 Email: proxy@mackenziepartners.com Forward-Looking Statements This letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”) regarding our business, financial condition, results of operations and prospects. All statements other than statements of historical fact included in this letter are “forward-looking statements.” Words such as expect, anticipate, intend, plan, believe, seek, estimate, schedule and similar expressions or variations of such words are intended to identify forward-looking statements herein. Forward-looking statements include, among other things, statements regarding the annual meeting and our business and strategy. The above statements are not the exclusive means of identifying forward-looking statements herein. Although forward-looking statements contained in this letter reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Forward-looking statements are always subject to risks and uncertainties, and become subject to greater levels of risk and uncertainty as they address matters further into the future. Further, we urge you to carefully review and consider the cautionary statements and disclosures, specifically those under Item 1A, Risk Factors, made in our Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission (“SEC”) for further information on risks and uncertainties that could affect our business, financial condition, results of operations and cash flows. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this presentation. We undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this presentation or currently unknown facts or conditions or the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement. ADDITIONAL INFORMATION PDC has filed a definitive proxy statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for its 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”). PDC SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by PDC with the SEC without charge from the SEC’s website at www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement, when available, and other relevant filed documents from PDC’s website at http://investor.pdce.com/sec-filings. CERTAIN INFORMATION REGARDING PARTICIPANTS PDC, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from PDC’s shareholders in connection with the matters to be considered at the 2019 Annual Meeting. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.